Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered as of [DATE] by and between Cesca Therapeutics Inc., a Delaware corporation with principal place of business at 2711 Citrus Rd., Rancho Cordova, California 95742 (the “Company”), and [NAME] (“Indemnitee”) and the parties agree as follows:

1.     Services by Indemnitee. Indemnitee agrees to serve as a director of the Company so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation and bylaws of the Company or any subsidiary of the Company and until such time as he resigns or fails to stand for election or is removed from his position. Indemnitee may, at any time and for any reason, resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.     Indemnification.

(a)     Subject to the limitations set forth herein and in Sections 2(b) and 4 below, the Company shall indemnify Indemnitee against Expenses and Liabilities in connection with any proceeding associated with Indemnitees being a director of the Company to the fullest extent permitted by applicable law, the Certificate of Incorporation or the bylaws of the Company in effect on the date hereof or as such law, Certificate of Incorporation or bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than the law, the Certificate of Incorporation or the bylaws permitted the Company to provide before such amendment). The right to indemnification provided in the Company’s bylaws shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Company and shall be enforceable as a contract right. Without diminishing the scope of the indemnification provided by this Section 2, the Company shall indemnify Indemnitee whenever he is or was a party or is threatened to be made a party to any proceeding, including without limitation any such proceeding brought by or in the right of the Company, because he is or was a director of the Company or because of anything done or not done by him in such capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with such proceeding, including the costs of any investigation, defense, settlement or appeal. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3, 7, 8, and 12 below.

(b)	Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to continue to indemnify Indemnitee with respect to;

(i)

any claim, issue or matter after Indemnitee is finally adjudged to be liable to the Company by a court of competent jurisdiction due to gross negligence or willful misconduct unless and to the extent that a California court or the court in which the action was heard determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper; provided, that until such time as a final adjudication is made as to Indemnitee’s gross negligence or willful misconduct, the Company shall advance Indemnitee his expenses in accordance with Section 3 herein, subject to repayment as described in Section 3 in the event of a final adjudication of gross negligence or willful misconduct;

(ii)

the reporting or accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state statutory or common law;

(iii)

any attempt to acquire, or obtain voting rights with respect to, at least fifty percent (50%) of the then outstanding voting stock of the Company, whether by tender offer, proxy solicitation or otherwise, if (a) Indemnitee attempted to acquire or obtain voting rights with respect to such stock or was or became a member of a group consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of acquiring, obtaining voting rights with respect, holding, voting or disposing of such stock, and (b) such attempt to acquire or obtain voting rights with respect to such stock was not approved by a majority of the directors of the Company, for purposes of determining whether any tender offer, proxy solicitation or other transaction constituted an attempt by Indemnitee, or a group (as described above) of which Indemnitee was or became a member, to acquire or obtain voting rights with respect to at least fifty percent (50%) of the then outstanding voting stock of the Company, there shall be counted toward the request number of shares of voting stock any shares which, immediately prior to the commencement of such tender offer, proxy solicitation or other transaction, (x) were owned by Indemnitee or any member of any such group, (y) Indemnitee or any member of any such group had the right to vote, or (z) Indemnitee or any member of any such group had the right to acquire;

(iv)

any solicitation of proxies by Indemnitee, or by a group of which he was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by the Company’s Board of Directors; or

(v)	any act or omission by Indemnitee that constitutes a breach of or default under any agreement between Indemnitee and the Company.

(c)	Indemnitee shall be paid promptly by the Company all amounts necessary to effectuate the indemnity described in Section 2(a).

3.     Advancement of Expenses.     All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Company to him within thirty (30) days after the receipt by the Company of a written request for an advance of Expenses, whether prior to or after final disposition of a proceeding (except to the extent that there has been a final adverse determination that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any proceeding brought by or in the right of the Company; provided , however, that Indemnitee shall not be entitled to the advancement of expenses in connection with any proceeding relating to his termination by or resignation from the Company or arising out of the circumstances described in Sections 2(b), (ii), (iii) or (iv). The written request for and advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. If required by law at the time of such advance, Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of the Agreement.

4.     Additional Limitations. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Company may maintain for Indemnitee’s benefit, or otherwise, provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Company, at its request, Indemnitee’s claims under such insurance to the extent Indemnitee has been paid by the Company.

5.     Insurance and Funding. The Company may purchase and maintain insurance to protect itself and/or Indemnitee against any Expenses and Liabilities in connection with any proceeding to the fullest extent permitted by applicable laws. The Company may create a trust fund, grant and interest in assets or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

6.     Procedure for Determination of Entitlement to Indemnification.

(a)     Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit his claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendre or its equivalent, final termination or other disposition or partial disposition of any proceeding, whichever is the later date for which Indemnitee requests indemnification. The president or the secretary or other appropriate officer of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Company/s receipt of the written request for such indemnification, if no determination has been made in such 60 day period, the Company shall be deemed to have approved the request.

(b)     The Indemnitee shall be entitled to select the forum in which Indemnitee’s request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 6(a). The forum shall be any one of the following:

(i)	The stockholders of the Company;
(ii)	A quorum of the Board of Directors consisting of disinterested directors;
(iii)	Independent legal counsel, who shall make the determination in a written opinion; or
(iv)

A panel of three arbitrators, one selected by the Company, another by Indemnitee and the third by the first two arbitrators selected. If for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator’s replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect. If Indemnitee fails to make such designation, his claim shall be determined by an appropriate court in the State of California.

(c)     Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendre or its equivalent shall not affect this presumption or, except as provided in Section 2 or 4 hereof, establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.

7.     Fees and Expenses of Independent Legal Counsel. The Company agrees to pay the reasonable fees and expenses of independent legal counsel or a panel of three arbitrators should such counsel or such panel of arbitrators be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 6 of this Agreement, and to fully indemnify such counsel or by any of them arising out of or relating to this Agreement or their engagement pursuant hereto, except with respect to expenses and losses resulting from the negligence or willful misconduct of such persons.

8.     Remedies of Indemnitee.

(a)      In the event that (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in any court of competent jurisdiction of his rights. The Company shall not oppose Indemnitee’s right to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

(b)      In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

(c)     If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of (i) and misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by Delaware law.

(d)     In any court proceeding pursuant to this Section 8, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court that the Company is bound by all making any assertion to the contrary.

9.     Modification, Waiver, Termination, and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

10.     Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to notify the Company will not relieve them from any liability which they may have to Indemnitee if such omission does not prejudice the Company’s rights. If such omission does prejudice the Company’s rights, the Company will be relieved from liability only to the extent of such prejudice, nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any proceeding as to which Indemnitee notifies the Company of the commencement thereof;

(a)     The Company will be entitled to participate therein at its own expense; and

(b)     The Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Company shall not be entitled to assume the defense of any proceeding if there has been a change of control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such proceeding. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless;

(i)	The employment of counsel by Indemnitee has been authorized by the Company;

(ii)	Indemnitee shall have reasonably concluded that counsel engaged by the Company may not adequately represent Indemnitee;
(iii)

The Company shall not in fact have employed counsel to assume the defense in such proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Company.

(c)     The Company shall not settle any proceeding in any manner which would subject Indemnitee to a penalty or cost without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold his consent to any proposed settlement.

11.     Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by overnight courier such as Federal Express, or sent by certified or registered mail with postage prepaid, addressed

If to Indemnitee, to:             [NAME]

[ADDRESS]

[ADDRESS]

If to the Company, to:         Cesca Therapeutics Inc.

Attn: Chief Financial Officer

2711 Citrus Rd.

Rancho Cordova, California 95742

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be. Notices given as set forth herein shall be conclusively deemed to have been received by the party to whom addressed upon receipt, if delivered personally or by overnight courier, and three business days after the same is deposited in the United States mail if sent by certified or registered mail.

12.     Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Delaware General Corporation Law, the Company’s Certificate of Incorporation or bylaws and amendments thereto, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.

13.     Certain Definitions.

(a)     “Change in Control” shall be deemed to have occurred if:

(i)

Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)

The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b)    “Disinterested Director” shall mean a director of the Company who is not or was not a party to the proceeding in respect of which indemnification is being sought by Indemnitee.

(c)     “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out of pocket expenses and reasonable compensation for time spent by Indemnitee for which he is otherwise not compensated by the Company) actually and reasonably incurred in connection with a proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that Expenses shall not include any liabilities.

(d)     “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 6 hereof and either (i) a final adjudication in a court of competent jurisdiction pursuant to Section 8(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (ii) Indemnitee shall have failed to file a complaint in a court of competent jurisdiction pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 6 hereof.

(e)     “Indemnification Period” shall mean the period of time during which Indemnitee shall continue to serve as a director of the Company, and thereafter so long as Indemnitee shall be subject to any possible proceeding arising out of acts or omissions Indemnitee as a director of the Company.

(f)     “Independent Legal Counsel” shall mean a law firm or a member of a law firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent; (i) the Company or any of its subsidiaries or affiliates, or Indemnitee or any corporation as to which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term Independent Legal Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(g)     “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any proceeding.

(h)    “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

14.     Binding Effect, Duration and Scope of Agreement.     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the indemnification period, regardless of whether Indemnitee continues to serve as a director.

15.     Severability.     If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)     the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)     to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

16.     Governing Law and Interpretation of Agreements. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws, except that Delaware law, including future amendments during the term of this Agreement, shall be applied in determining the scope and extent of the phrase “to the fullest extent permitted by applicable law,” in Section 2 of this Agreement.

17.     Consent to Jurisdiction. The Company and Indemnitee irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

18.     Attorneys Fees. In any proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or when any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive from the other party all reasonable attorneys fees and costs in connection therewith.

19.     Authorization. Company has all necessary power and authority to enter into and perform its obligations under this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Company and its officers, directors and shareholders. No authorization, consent or approval of or filing with any governmental authority or any other person is required to be obtained or made by Company in connection with the execution, delivery or performance of this Agreement.

20.    Confidentiality. Unless otherwise required by law, Company agrees to, and shall undertake all necessary action required to, keep confidential all information which relates to any Expense or any transaction or defense or indemnity arising out of this Agreement which relates to Indemnitee.

21.      Maintenance of Obligation to Indemnify. Company hereby covenants and agrees that it shall not permit the indemnification provided to Indemnitee as set forth in this Agreement to be compromised, restricted, limited, or eliminated in any manner, including by way of amendment of Company’s bylaws and other governing documents.

22.      Further Assurances. Each party shall execute such instruments and other documents, and take such action as may be required, as the other party may reasonably request, for the purpose of carrying out or evidencing the transactions contemplated hereby.

23.    Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof.

24.      Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEROF, the undersigned have executed this Agreement as of the day and year first written above.

Company

Cesca Therapeutics Inc.

By:
[NAME], [TITLE]

Indemnitee

By:
NAME